CONSENT OF DELOITTE & TOUCHE, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1994 Incentive Stock Plan and the 1991 Employee Stock Purchase Plan of PMC-Sierra, Inc. of our report dated January 22, 1998, with respect to the consolidated financial statements and schedules of PMC-Sierra, Inc. included in its Annual Report (Form 10-K) for the year ended December 28, 1997, filed with the Securities and Exchange Commission.





/s/ Deloitte & Touche

Vancouver, British Columbia, Canada
June 3, 1998